UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 7, 2009

SUPERIOR INDUSTRIES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	1-6615	95-2594729

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7800 Woodley Avenue Van Nuys, California	91406
(Address of Principal Executive Offices)	(Zip Code)
Registrant's Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

a. On May 7, 2009, Superior Industries International, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC") as the Company’s independent registered public accounting firm. The Company's Audit Committee of the Board of Directors (the "Audit Committee") participated in and approved the decision to change its independent registered public accounting firm.

The reports of PwC on the Company’s financial statements for the fiscal years ended December 28, 2008 and December 30, 2007 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 28, 2008 and December 30, 2007, and through May 7, 2009, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years.

During the fiscal years ended December 28, 2008 and December 30, 2007, and through May 7, 2009, there have been no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the identification of a material weakness in internal control over financial reporting related to the completeness, accuracy and valuation of the accounting and disclosure of income taxes as of December 30, 2007.

The Company provided PwC with a copy of the disclosure it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that PwC furnish it with a letter addressed to the SEC stating whether PwC agrees with the above statements. A copy of such letter, dated May 12, 2009, is filed as Exhibit 16.1 to this Report.

b. The Audit Committee is currently planning to meet with prospective successor firms and plans to appoint the new independent registered public accounting firm by the end of May. Upon selection of the new firm, the Company will file a second Current Report on Form 8-K with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
16.1	Letter furnished by PwC and addressed to the SEC regarding agreement with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)
Date: May 12, 2009
/s/ Erika H. Turner
Erika H. Turner
Chief Financial Officer